                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): April 24, 1997



                              SHOPKO STORES, INC.
            (Exact name of registrant as specified in its charter)


      Minnesota                   1-10876                      41-0985054
-------------------           ----------------              -----------------
  (State or other               (Commission                   (IRS Employer
  jurisdiction of               File Number)                  Identification
  incorporation)                                                    No.)



          700 Pilgrim Way
        Green Bay, Wisconsin                                      54304
----------------------------------------                       -----------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (414) 497-2211
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     Item 5. Other Events.
             ------------

     On April 24, 1997, ShopKo Stores, Inc., a Minnesota corporation, ("ShopKo") entered into a Stock Buyback and Secondary Offering Agreement (the "Agreement") with SUPERVALU INC. ("SUPERVALU") and SUPERVALU's wholly owned subsidiary, Supermarket Operators of America, Inc. ("SOA"). The Agreement provides for (i) the purchase by Shopko of 8,174,387 shares of its common stock from SOA for $18.35 per share (the "Stock Repurchase"), and (ii) the public offering of SOA's remaining 6,557,280 shares of ShopKo common stock. A copy of the Agreement is attached hereto as an exhibit and is incorporated herein by reference.

     Certain additional information regarding the Agreement is contained in ShopKo's press release dated April 25, 1997, which is attached hereto as an exhibit and is incorporated herein by reference.

     The foregoing summary of such exhibits is qualified in its entirety by reference to the complete texts of such exhibits.

     Item 7. Financial Statements and Exhibits
             ---------------------------------

(c)  Exhibits
     --------

     Exhibit Number          Description
     --------------          -----------

          99.1 Stock Buyback and Secondary Offering Agreement dated April 24, 1997 among ShopKo Stores, Inc., SUPERVALU INC. and Supermarket Operators of America, Inc.

          99.2               Press Release dated April 25, 1997.


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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: April 25, 1997            SHOPKO STORES, INC.




                                 By: /s/ Jeffrey A. Jones
                                     -----------------------------------------
                                     Jeffrey A. Jones, Chief Financial Officer




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                                 EXHIBIT INDEX
                                 -------------


Exhibit No.                           Description
-----------                           -----------
   99.1                               Stock Buyback and Secondary Offering
                                      Agreement dated April 24, 1997 among
                                      ShopKo Stores, Inc., SUPERVALU INC. and
                                      Supermarket Operators of America, Inc.

   99.2                               Press Release dated April 25, 1997.



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